EXHIBIT 99.2

SAHARA LAS VEGAS CORP.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

SERIES A PREFERRED STOCK

The undersigned Secretary of Sahara Las Vegas Corp., a Nevada corporation (the “Corporation”), pursuant to Chapter 78 of the Nevada Revised Statutes, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the said Board of Directors on December 16th, 2008, adopted the following resolution creating a series of 60,000 shares of preferred stock designated as Series A Preferred Stock.

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the following series of preferred stock of the Corporation be and hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1.	Designation of Series. 60,000 shares of preferred stock designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”).

2.	Dividends. In no event shall the Board of Directors of the Corporation declare a dividend payable upon the then outstanding shares of Common Stock or any other shares of capital stock (other than the Series A Preferred) if any shares of Series A Preferred are outstanding.

3.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of all debts and liabilities of the Corporation, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”) before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share of Series A Preferred Stock held by such holder (the “Liquidation Preference Price”) equal to the greater of (1) the Original Purchase Price and (2) an amount equal to a fraction, the numerator of which equals the product of (A) the portion of the assets of the Corporation consisting of, relating to, attributable to or otherwise derived from the Property (as defined in the Option Agreement, which is defined below) (the “Property Proceeds”) times (B) 0.0971 (meaning 9.71%), and the denominator of which equals the number of outstanding shares of Series A Preferred Stock, in each case which shall be paid in cash. After the full amounts have been paid or set aside as provided in the immediately preceding sentence, the remaining assets of the Corporation available for distribution to its stockholders, if any, shall be distributed according to its Articles of Incorporation as amended from time to time. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)	Any (i) sale, transfer, conveyance, other disposal, exclusive lease or exclusive license (other than any Lease as defined in the Option Agreement dated on or about the date hereof between Las Vegas Towers LLC and the Corporation (the “Option Agreement”)) of all or substantially all of the Corporation’s assets, property or business or merger of the Corporation into or consolidation with any other corporation or entity, or (ii) a merger, consolidation, stock issuance, stock sale, or other transaction or series of related transactions that results in any person or group of persons, other than the holders of common stock and Series A Preferred Stock immediately prior to such transaction or transactions, owning immediately after such transaction or transactions stock of the Corporation representing over 50% of the voting power of the outstanding voting stock of the Corporation or the ability to elect a majority of directors shall be deemed to be a liquidation of the Corporation (a “Deemed Liquidation”), and the value of all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be calculated as if distributed to the holders of the capital stock of the Corporation in accordance with sub-sections 3(a) and (c).

(c)

The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock such information concerning the terms of such merger, reorganization, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property that gives effect to this provision. For the avoidance of doubt, as a condition to effecting a transaction contemplated by sub-section 3(a) or 3(b), provision shall be made (including in any agreement or plan or merger or consolidation) for holders of Series A Preferred Stock to receive a cash payment in the amount of the Liquidation Preference Price for each share of Series A Preferred Stock held thereby, with such cash payment to be made on or prior to 180 days immediately following consummation of such transaction and in any event before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof. Until such cash payment is made in full, such Series A Preferred Stock shall remain outstanding and shall continue with all rights attributable thereto.

4.	Protective Covenants.

(a)	Rights of Holders of Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class:

(i)	increase or decrease (whether by reclassification, merger, consolidation, reorganization or otherwise) the number of authorized shares of Series A Preferred Stock or authorize or issue any other series of preferred stock;

(ii)	liquidate, dissolve or wind-up the Corporation, unless the portion of Available Proceeds consisting of cash equals or exceeds the product of (A) the Liquidation Preference Price times (B) the number of outstanding shares of Series A Preferred Stock;

(iii)	reclassify or recapitalize the outstanding capital stock of the Corporation;

(iv)	authorize or issue (by amendment to the Articles of Incorporation or by reclassification, merger, consolidation, reorganization or otherwise) or reclassify any outstanding shares into, in each case, any new class or other series of capital stock of the Corporation or capital stock convertible into securities of the Corporation;

(v)	redeem, purchase or otherwise acquire for value any share or shares of the capital stock of the Corporation;

(vi)	authorize, declare or pay any dividend or other distribution on any share of the capital stock of the Corporation;

(vii)	enter into or invest in any line of business other than ownership of the real estate owned by the Corporation as of the date hereof, except that the Corporation may lease all or any part of the Property as set forth in Section 3.1 (b) of the Option Agreement;

(viii)	enter into any transaction with any officers, directors or Affiliates of the Corporation outside the ordinary course of business;

(ix)	alter or amend the Corporation’s Articles of Incorporation, bylaws or the rights and privileges of the Series A Preferred Stock (whether by reclassification, merger, consolidation, reorganization or otherwise);

(x)	merge with or into or consolidate with any other corporation, whether or not the Corporation or a Subsidiary is the surviving corporation or dispose, transfer, sell or exclusively lease, exclusively license (other than a Lease, as defined above), or otherwise dispose of in a single transaction or series of related transactions assets with a value in excess of $10,000, in each case unless the portion of Available Proceeds consisting of cash equals or exceeds the product of (A) the Liquidation Preference Price times (B) the number of outstanding shares of Series A Preferred Stock;

(xi)	except for indebtedness (and related liens) incurred pursuant to the Existing Loan or any replacement or new facility, which indebtedness in the aggregate does not exceed $50.0 million, (A) incur or (except to the extent imposed by a court or otherwise pursuant to legal action that is beyond the Corporation’s control and that the Corporation is actively using best efforts to retire or remove) permit to exist any Indebtedness, including, without limitation, any mortgage debt or revolving line of credit or (B) incur or (except to the extent imposed by a court or otherwise pursuant to legal action that is beyond the Corporation’s control and that the Corporation is actively using best efforts to remove) permit to exist any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement or other security interest or encumbrance (other than a Lease) of any kind on the Corporation’s assets;

(xii)	acquire all or substantially all of the properties, assets or stock of any other Person, or acquire assets of any other Person with a value in excess of $10,000 (excluding purchases in the ordinary course of business);

(xiii)	form, contribute capital or assets to, or make a loan or advance in excess of $10,000 to (a) any subsidiary, (b) a joint venture or (c) a similar business entity, except with respect to the amount of the Original Purchase Price which may be freely transferred by the Corporation to any affiliate, in whole, or in part, at any time; or

(xiv)	permit its capital stock to be used as collateral for any obligation of the Corporation (except for Indebtedness incurred pursuant to clause (xi) above), or any other person.

Except as provided above or required by law, holders of Series A Preferred shall not have any voting rights.

5.	Definitions. The following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person (as defined herein), any (x) director, officer or stockholder holding 10% or more of the capital stock (on a fully diluted basis) of such Person, (y) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person) and (z) other Persons that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” means the common stock of the Corporation.

“Indebtedness” means

(a)	indebtedness for borrowed money;

(b)	indebtedness evidenced by notes, bonds, debentures or similar instruments for borrowed money;

(c)	obligations, contingent or otherwise, in respect of all letters of credit, and banker’s acceptances issued for the account of such person;

(d)	obligations to pay the deferred and unpaid purchase price of property or services (excluding trade payables in the ordinary course of business) acquired by such person;

(e)	capitalized lease obligations;

(f)	hedging obligations;

(g)	obligations to purchase, redeem, retire, defease or otherwise make payment in respect of any equity interest of or other ownership or profit interest in such person or any other person or any warrants, rights or options to acquire such equity interests; and

(h)	all guaranty or other contingent obligations in respect of indebtedness or obligations of others.

“Original Issue Date” shall mean the date on which a share of Series A Preferred Stock was first issued.

“Original Purchase Price” shall mean $1,000, as appropriately adjusted for stock splits, stock dividends, combinations and the like.

“Person” shall mean without limitation an individual, a partnership, a corporation, an association, a joint stock corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

“Subsidiary” shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time 50% or more of the outstanding shares that represent either 50% of the voting power, 50% of the economic power, or control of the board of directors of such corporation, entity, partnership or trust, other than directors’ qualifying shares.

6.	Redemption.

(a)	If (i) the Corporation violates any provision hereof and fails to cure such violation or non-compliance within 10 days (if capable of cure) of receiving written notice of such violation from the holders of a majority of the then outstanding shares of Series A Preferred Stock, (ii) any of the Corporation’s representations and warranties in the Warrant proves to have been untrue or incorrect in any material respect as of the date thereof or (iii) the Corporation is required to redeem the outstanding shares of Series A Preferred Stock pursuant to the terms of the Option Agreement, then on any date (a “Redemption Date”) within 10 days of receiving each written request (“Redemption Notice”) from a holder of Series A Preferred Stock the Corporation shall redeem the shares of Series A Preferred Stock specified in the Redemption Notice at a price equal to the Original Purchase Price of such shares. The rights of holders of Series A Preferred Stock under this section are in addition to any other rights of such holders.

(b)

Insufficient Funds. If the funds of the Corporation legally available for redemption of the Series A Preferred Stock are insufficient to redeem the full number of shares of such Series A Preferred Stock required under this Section 6 to be redeemed on any Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of shares of such Series A Preferred Stock being redeemed, such redemption to be made pro rata among the holders of such Series A Preferred Stock delivering a Redemption Notice pursuant to this Section 6 in accordance with the number of shares of such Series A Preferred Stock held by such holders. At any time thereafter when additional funds of the Corporation become legally available for the redemption of such Series A Preferred Stock, such funds will be used to redeem the balance of the shares of Series A Preferred Stock which the Corporation was theretofore obligated to redeem as provided in the immediately preceding sentence. Any shares of such Series A Preferred Stock that are not redeemed as a result of the circumstances described in this Section 6(b) shall remain outstanding and shall continue with all rights attributable thereto until such shares shall have been redeemed and the redemption price paid in full.

(c)	Rights Terminated. Upon presentation and surrender of the certificate or certificates representing the shares of Series A Preferred Stock being redeemed pursuant to this Section 6 and receipt of the full purchase price therefor, each holder of Series A Preferred Stock will cease to have any rights as a stockholder of the Corporation by reason of the ownership of such redeemed shares of Series A Preferred Stock (except for the right to receive the redemption price therefor upon the surrender of the certificate or certificates representing the redeemed shares if such certificate or certificates have not been surrendered), and such redeemed shares of Series A Preferred Stock will not from and after the date of payment in full of the redemption price therefor be deemed to be outstanding.

(d)	Failure to Redeem. If the Corporation fails to redeem any share of Series A Preferred Stock required to be redeemed pursuant to this Section 6 within the 15 day period following submission of the related Redemption Notice for such shares, regardless of the reason for such failure (including insufficient funds), on the first day of each calendar quarter beginning on or after the 15th day after delivery of the applicable Redemption Notice and prior to the earlier of payment in full of the redemption price of such shares of Series A Preferred, for purposes of calculating the redemption price following a Redemption Notice, the Original Purchase Price of the Series A Preferred Stock shall be increased by 10%.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 22th day of December, 2008

SAHARA LAS VEGAS CORP.

By:
Name:
Title:

SCHEDULE 1

Corporation Capitalization Table

Sahara Las Vegas Corp. - incorporated in the State of Nevada on May 28, 1982:

Par Share Count 20,000

Par Share Value $10.00

Capital Amount $200,000

Sahara Las Vegas Corp. is 100% owned by its sole stockholder Sahara Resorts, Inc., and Sahara Resorts, Inc. is 100% owned by its sole stockholder Archon Corporation.